Exhibit 8.1
LIST OF SUBSIDIARIES OF NIPPON OIL CORPORATION
     As of March 31, 2010, Nippon Oil had 52 consolidated subsidiaries and 24 equity method affiliates. The following table sets forth certain basic information for each of Nippon Oil’s principal consolidated subsidiaries and equity method affiliates, including their principal business activities and percentage of equity ownership held by Nippon Oil, either directly or indirectly.

	Country of	Equity Ownership
Name	Incorporation	(%)	Main Business
Nippon Petroleum Refining Co., Ltd.	Japan	100.0	Refining and processing of refined petroleum products and petrochemicals
Nippon Oil Staging Terminal Co., Ltd.	Japan	100.0	Operation of petroleum storage and terminal facilities
Nippon Oil Tanker Corporation	Japan	100.0	Ocean transportation of crude oil and refined petroleum products
Nihonkai Oil Co., Ltd.	Japan	100.0	Operation of petroleum storage and terminal facilities
ENEOS Frontier Co., Ltd.	Japan	100.0	Sales of refined petroleum products
Nisseki Plasto Co., Ltd.	Japan	100.0	Manufacturing and sales of processed synthetic resin products including nonwoven materials
Wakayama Petroleum Refining Co., Ltd.	Japan	99.8	Manufacturing and sales of refined petroleum products
Okinawa CTS Corporation	Japan	65.0	Operation of petroleum storage and terminal facilities
Kawasaki Natural Gas Generation Co., Ltd.	Japan	51.0	Generation and supply of electricity
ENEOS CELLTECH Co., Ltd.	Japan	81.0	Development, manufacturing and sales of fuel cell systems
Space Energy Corporation	Japan	60.8	Manufacture and sale of silicon wafers and other related products for solar cells
Nippon Oil (U.S.A.) Ltd.	U.S.A.	100.0	Sales of refined petroleum products
Nippon Oil Lubricants (America) LLC	U.S.A.	100.0	Manufacturing and sales of lubricants and grease
Nisseki Chemical Texas Inc.	U.S.A.	100.0	Manufacturing and sales of ethylidene norbornene (ENB) and other specialty chemicals and solvents
Atlanta Nisseki CLAF, Inc.	U.S.A.	100.0	Manufacturing and sales of nonwoven materials
Nippon Oil (Asia) Pte. Ltd.	Singapore	100.0	Purchasing and selling of crude oil and refined petroleum products
Nippon Oil Europe Ltd.	U.K.	100.0	Purchasing and selling of crude oil and refined petroleum products
Nippon Oil (Australia) Pty. Ltd.	Australia	100.0	Purchasing and selling of coal and mineral resources
Nippon Oil (Guangzhou) Lubricants Corporation	China	90.0	Manufacturing and sales of lubricants
Nippon Oil Exploration Ltd.	Japan	100.0	Overall control of exploration and production of oil and gas

8.1-1

	Country of	Equity Ownership
Name	Incorporation	(%)	Main Business
Japan Vietnam Petroleum Co., Ltd.	Japan	97.1	Exploration and production of oil and gas in Vietnam
Nippon Oil Exploration (Malaysia), Ltd.	Japan	78.7	Exploration and production of oil and gas in Malaysia
Nippon Oil Exploration (Sarawak), Ltd.	Japan	76.5	Exploration and production of oil and gas in Malaysia
Nippon Oil Exploration (Berau), Ltd.	Japan	51.0	Exploration and production of oil and gas in Indonesia
Nippon Oil Exploration (Myanmar), Ltd.	Japan	50.0	Exploration and production of oil and gas in Myanmar
Nippon Oil Exploration U.S.A. Ltd.	U.S.A.	100.0	Exploration and production of oil and gas
Nippon Oil Exploration and Production U.K. Ltd.	U.K.	100.0	Exploration and production of oil and gas
MOCAL Energy Ltd.	Canada	100.0	Production of synthetic crude oil
Nippon Oil Exploration (Dampier) Pty Ltd.	Australia	100.0	Exploration and production of oil
NIPPO Corporation	Japan	57.2	Road construction and paving, civil engineering and planning, designing and construction of oil related facilities
Nippon Oil Real Estate Co., Ltd.	Japan	100.0	Purchase, sale, lease and management of real estate
Nippon Oil Trading Corporation	Japan	100.0	Sales of car-related items, leases of various machinery, administration of various types of insurance policies, travel agency business and operation of sports facilities
Nippon Oil Business Services Co., Ltd.	Japan	100.0	Accounting-related work, salary and benefit & welfare-related work on commission
Nippon Oil Information Technology Corporation	Japan	51.0	Commissioned development and operation of computer and communications systems
Mizushima LNG Co., Ltd.	Japan	50.0	Acceptance, storage and regasification of liquefied natural gas, and delivery of gas
Japan Oil Transportation Co., Ltd.	Japan	29.4	Land transportation of refined petroleum products
Tianjin Nisseki Lubricants & Grease Co., Ltd.	China	40.0	Production and sales of lubricants

8.1-2